UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C.  20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 19, 2011

UNICO, INCORPORATED
 (Exact name of registrant as specified in its charter)

Arizona	000-30239	13-4171971
(State or other jurisdiction Of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

P. O. Box 503228, San Diego, CA	92150
(Address of principal executive offices)	(zip code)

(951) 760-6747
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1.	Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

Proposed Sale of the Deer Trail Mining Company Property

Effective September 15, 2011 Deer Trail Mining Company, LLC, a wholly-owned subsidiary of Unico, Incorporated, entered into a Real Estate Purchase Contract with Integrity Metals and Mining, LLC for the sale of 100% of the assets of the Deer Trail Mine.

Deer Trail Mining Company, LLC has agreed to sell the Deer Trail mine including all patented and unpatented mining claims, real estate property, equipment and other assets for the sum of Ten Million Fifty Thousand U.S. dollars ($10,050,000) to Integrity Metals and Mining LLC.  The settlement deadline for completion of the contract is 30 days from the effective date of the contract and is subject to Closing Conditions and other terms set forth in the contract.

Section 9.	Financial Statements and Exhibits

Item 9.01	Exhibits

10.118	Real Estate Purchase Contract for Deer Trail Mine

(ATTACHED)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNICO INCORPORATED

Date: September 19, 2011	By:	/s/ Mark A. Lopez
Mark A. Lopez, Chief Executive Officer
Title

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